Exhibit 99.1

LMP Automotive Holdings, Inc. Subsidiary Signs $29 Million Agreement to Acquire 84,000 sq. ft. Property on 161,000 sq. ft. site for its White Plains N.Y. CDJR Dealership Relocation and Expansion

FORT LAUDERDALE, FL , Feb. 03, 2022 (GLOBE NEWSWIRE) -- LMP Automotive Holdings, Inc. (NASDAQ: LMPX) (the “Company” or “LMP”), an e-commerce and facilities-based automotive retailer in the United States, today announced it has agreed to acquire an 84,000 sq. ft. property on a 161,000 sq. ft. site for $29 million for its White Plains, N.Y. CDJR dealership relocation and expansion.

Richard Aldahan, LMP’s Chief Operating Officer, stated, “This is a trophy property located in one of the best and highest trafficked areas in Westchester County. The property provides for a significant modernized expansion to service bays, showroom, and added parking for hundreds of additional vehicles which creates one of the largest and most profitable CDJR dealerships in the New York region. We expect to be operational in the new site by the fourth quarter of this year.”

ABOUT LMP AUTOMOTIVE HOLDINGS, INC.

LMP Automotive Holdings, Inc. (NASDAQ: LMPX) is a growth company with a long-term plan to profitably consolidate and partner with automotive dealership groups in the United States. We offer a wide array of products and services fulfilling the entire vehicle ownership lifecycle, including new and used vehicles, finance and insurance products and automotive repair and maintenance.

Our proprietary e-commerce technology and strategy are designed to disrupt the industry by leveraging our experienced teams, growing selection of owned inventories and physical logistics network. We seek to provide customers with a seamless experience both online and in person. Our physical logistics network enables us to provide convenient, free delivery points for customers and provide services throughout the entire ownership life cycle. We use digital technologies to lower our customer acquisition costs, achieve operational efficiencies and generate additional revenues. Our unique growth model generates significant cash flows, which funds our innovation and expansion into new geographical markets, along with strategically building out dealership networks, creating personal transportation solutions that consumers desire.

FORWARD-LOOKING STATEMENTS:

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such statements include, but are not limited to, any statements relating to our expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” will,” the negatives thereof and other words and terms of similar meanings. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition, and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: our dependence upon external sources for the financing of our operations; our ability to effectively executive our business plan; our ability to maintain and grow our reputation and to achieve and maintain the market acceptance of our services and platform; our ability to manage the growth of our operations over time; our ability to maintain adequate protection of our intellectual property and to avoid violation of the intellectual property rights of others; our ability to maintain relationships with existing customers and automobile suppliers, and develop relationships; and our ability to compete and succeed in a highly competitive and evolving industry; as well as other risks described in our SEC filings. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions, or circumstances on which any such statement is based, except as required by law.

Investor Relations:

LMP Automotive Holdings, Inc.

500 East Broward Boulevard, Suite 1900
Fort Lauderdale, FL 33394
investors@lmpah.com

For more information visit: https://lmpmotors.com/